UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 18, 2008
Date of Report (date of earliest event reported)

PCTEL, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
471 Brighton Drive
Bloomingdale, Illinois 60108
(Address of Principal Executive Offices, including Zip Code)
(630) 372-6800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
          On September 18, 2008, the Compensation Committee of the Board of Directors approved an amendment to the Company’s 1997 Stock Plan, consistent with the discretionary authority of the Board or its delegated committee. The effect of the amendment is to (i) expand the permitted means of exercising a stock option under the plan through the inclusion of a “net exercise” provision; (ii) eliminate the existing six month minimum holding period requirement for stock tendered as payment of the exercise price of a stock option (including in connection with a pyramid exercise) under the plan; and (iii) permit the Company to withhold stock in payment of the minimum tax withholding obligation arising from the net exercise of a stock option under the plan.
          Copies of the 1997 Stock Plan, as amended, and the form of stock option award agreement under the 1997 Stock Plan, as amended, are attached to this report as Exhibits 10.68 and 10.69, respectively.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

10.68	PCTEL, Inc., 1997 Stock Plan, as amended September 18, 2008

10.69	PCTEL, Inc., 1997 Stock Plan Form of Stock Option Award Agreement, as amended September 18, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 22, 2008

PCTEL, INC.
By:	/s/ John W. Schoen
John W. Schoen, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.68	PCTEL, Inc., 1997 Stock Plan, as amended September 18, 2008

10.69	PCTEL, Inc., 1997 Stock Plan Form of Stock Option Award Agreement, as amended September 18, 2008